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                                                                    EXHIBIT 99.1

                          CORAM HEALTHCARE CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY , 1995

    The undersigned hereby appoints James M. Sweeney, Patrick J. Fortune, and Sam R. Leno, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Coram Healthcare Corporation ("Coram") to be
held on July   , 1995, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

    1. Adoption and approval of the Agreement and Plan of Merger dated as of April 17, 1995, as amended, between Lincare Holdings Inc., a Delaware corporation ("Lincare"), CHC Acquisition Corp., a Delaware corporation ("Merger Sub"), and Coram, providing for the merger of Merger Sub with and into Lincare, with Lincare becoming a wholly-owned subsidiary of Coram, and the transactions contemplated thereby.
                     / / FOR    / / AGAINST    / / ABSTAIN

    2. Elect members of the Coram Board of Directors.

        / / FOR ALL nominees listed below                           / / WITHHOLD AUTHORITY to vote for all
          (except as marked to the contrary).                         nominees listed below.

            James M. Sweeney, Patrick J. Fortune, Tommy H. Carter, Richard A. Fink, Stephen G. Pagliuca, L. Peter Smith,
            Dr. Gail R. Wilensky

            (INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominees, draw a line through (or otherwise strike out) the nominee's name in the list above.

                  (Continued and to be signed on reverse side)
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    3. To approve an amendment to Coram's 1994 Stock Option/Stock Issuance Plan which will increase the number of shares of Common Stock authorized for issuance thereunder from 7,600,000 shares to 12,000,000 shares.

                     / / FOR    / / AGAINST    / / ABSTAIN

    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Dated: ________________, 1995                                             (SEAL)
                                            ------------------------------------
                                            (Signature)

                                                                          (SEAL)
                                            ------------------------------------
                                            (Signature)

                                            PLEASE SIGN AS NAME(S) APPEAR ON
                                            THIS PROXY CARD, AND DATE THIS PROXY
                                            CARD. IF A JOINT ACCOUNT, EACH JOINT
                                            OWNER MUST SIGN. IF SIGNING FOR A
                                            CORPORATION OR PARTNERSHIP AS AGENT,
                                            ATTORNEY OR FIDUCIARY, INDICATE THE
                                            CAPACITY IN WHICH YOU ARE SIGNING.